                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 8, 1997, on our audits of the consolidated financial statements of Capstar Broadcasting Corporation and Subsidiaries as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997.


/s/ PricewaterhouseCoopers LLP

Austin, Texas
August 31, 1998